Accountants' Consent




The Board of Directors
Synovus Financial Corp.

We consent to the use of our report incorporated herein by reference. Our report dated January 27, 1995 refers to a change in the accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes," refers to a change in the accounting for investment securities at December 31, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and also refers to a change in the accounting for postretirement benefits other than pensions in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions."




                                        /s/KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP


Atlanta, Georgia
June 21, 1995



                                Exhibit 23.1